Exhibit 10.1

AMENDED AND RESTATED

INTERNAP NETWORK SERVICES CORPORATION

2005 INCENTIVE STOCK PLAN

(amended and restated as of March 15, 2006)

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§ 4. EFFECTIVE DATE		11
§ 5. COMMITTEE		11
§ 6. ELIGIBILITY		12
§ 7. OPTIONS		12
7.1	Committee Action	12
7.2	$100,000 Limit	13
7.3	Option Price	13
7.4	Payment	13
7.5	Exercise	14
§ 8. STOCK APPRECIATION RIGHTS		15
8.1	Committee Action	15
8.2	Terms and Conditions	15
8.3	Exercise	17
§ 9. STOCK GRANTS		18
9.1	Committee Action	18
9.2	Conditions	18
9.3	Dividends, Voting Rights and Creditor Status	21
9.4	Satisfaction of Forfeiture Conditions.	22
9.5	Income Tax Deduction	22
§ 10. NON-TRANSFERABILITY		25
§ 11. SECURITIES REGISTRATION		26
§ 12. LIFE OF PLAN		27
§ 13. ADJUSTMENT		27
13.1	Capital Structure	27
13.2	Available Shares	28
13.3	Transactions Described in § 424 of the Code	29
13.4	Fractional Shares	30
§ 14. CHANGE IN CONTROL		30
§ 15. AMENDMENT OR TERMINATION		32
§ 16. MISCELLANEOUS		32
16.1	Shareholder Rights	32
16.2	No Contract of Employment	33
16.3	Withholding	33
16.4	Construction	33

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16.5	Other Conditions	34
16.6	Rule 16b-3	34
16.7	Coordination with Employment Agreements and Other Agreements	34

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§ 1.
BACKGROUND AND PURPOSE
The purpose of this Plan is to promote the interest of the Company by authorizing the Committee to grant Options and Stock Appreciation Rights and to make Stock Grants and Stock Unit Grants to Eligible Employees and Directors in order (1) to attract and retain Eligible Employees and Directors, (2) to provide an additional incentive to each Eligible Employee or Director to work to increase the value of Stock and (3) to provide each Eligible Employee or Director with a stake in the future of the Company which corresponds to the stake of each of the Company’s shareholders.
§ 2.
DEFINITIONS
2.1    Affiliate -- means any organization (other than a Subsidiary) that would be treated as under common control with the Company under § 414(c) of the Code if “50 percent” were substituted for “80 percent” in the income tax regulations under § 414(c) of the Code.
2.2    Board -- means the Board of Directors of the Company.
2.3    Change Effective Date -- means either the date which includes the “closing” of the transaction which makes a Change in Control effective if the Change in Control is made effective through a transaction which has a “closing” or the date a Change in Control is reported in accordance with applicable law as effective to the Securities and Exchange Commission if the Change in Control is made effective other than through a transaction which has a “closing”.

2.4     Change in Control -- means the happening of any of the following events:
(a)
An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (an “Entity”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 30% or more of either (i) the then outstanding shares of Stock (the “Outstanding Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section;

(b)	A change in the composition of the Board such that the individuals who, as of the Change Effective Date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”),

cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the Change Effective Date, whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso), shall be considered as though such individual were a member of the Incumbent Board; and provided, further however, that any such individual whose initial assumption of office occurs as a result of or in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be so considered as a member of the Incumbent Board;
(c)
The approval by the stockholders of the Company of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a “Corporate Transaction”) or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent either explicitly or implicitly by consummation); excluding however, such a Corporate Transaction pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Stock and Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a Parent) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Stock and Outstanding Voting Securities, as the case may be, (ii) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, such corporation resulting from such Corporate Transaction or, if reference was made to equity ownership of any Parent for purposes of determining whether clause (i) above is satisfied in connection with the applicable Corporate Transaction, such Parent) will beneficially own, directly or indirectly, 50% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Corporate Transaction, and (iii) individuals who were members of the Incumbent Board will immediately after the consummation of the Corporate Transaction constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent for purposes of determining whether clause (i) above is satisfied in connection with the applicable Corporate Transaction, of the Parent); or
(d)	The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

2.5    Code -- means the Internal Revenue Code of 1986, as amended.
2.6    Committee -- means the Compensation Committee of the Board which shall have at least 2 members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a “non-employee director” under Rule 16b-3 and an “outside director” under § 162(m) of the Code.

2.7    Company -- means Internap Network Services Corporation and any successor to Internap Network Services Corporation.
2.8    Director -- means any member of the Board who is not an employee of the Company or a Parent or Subsidiary or affiliate (as such term is defined in Rule 405 of the 1933 Act) of the Company.
2.9    Eligible Employee -- means an employee of the Company or any Subsidiary or Parent or Affiliate to whom the Committee decides for reasons sufficient to the Committee to make a grant under this Plan.
2.10         Fair Market Value -- means either (a) the closing price on any date for a share of Stock as reported by The Wall Street Journal or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (b) such closing price as so reported in accordance with § 2.10(a) for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price or if no such price quotation is available, (c) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts or, (d) in the discretion of the Committee, any stock valuation method which complies with the requirements of Section 409A or Section 422 of the Code, as applicable, based on the provisions of such statutory provision and any formal guidance issued by the Internal Revenue Service.

2.11    ISO -- means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of § 422 of the Code.
2.12    1933 Act -- means the Securities Act of 1933, as amended.
2.13    1934 Act -- means the Securities Exchange Act of 1934, as amended.
2.14    Non-ISO -- means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements of § 422 of the Code.
2.15    Option -- means an ISO or a Non-ISO which is granted under § 7.
2.16    Option Certificate -- means the certificate (whether in electronic or written form) which sets forth the terms and conditions of an Option granted under this Plan.
2.17    Option Price -- means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.
2.18    Parent -- means any corporation which is a parent corporation (within the meaning of § 424(e) of the Code) of the Company.
2.19    Plan -- means this Internap Network Services Corporation 2005 Incentive Stock Plan as effective as of the date approved by the shareholders of the Company and as amended from time to time thereafter.
2.20    Preexisting Plan -- means each of the following plans, as each such plan has been amended from time to time up to the date this Plan is effective (a) Switchsoft Systems, Inc. Founders 1996 Stock Option Plan, (b) Internap Network Services Corporation 2002 Stock Compensation Plan, (c) Amended 1999 Equity

Incentive Plan, (d) 1999 Stock Incentive Plan for Non-Officers, (e) Amended and Restated 1998 Stock Option/Stock Issuance Plan, and (f) the Switchsoft Systems, Inc. 1997 Stock Option Plan.
2.21    Rule 16b-3 -- means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.
2.22    SAR Value -- means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under § 8.
2.23    Stock -- means the common stock of the Company.
2.24    Stock Appreciation Right -- means a right which is granted under § 8 to receive the appreciation in a share of Stock.
2.25    Stock Appreciation Right Certificate -- means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Appreciation Right which is not granted as part of an Option.
2.26    Stock Grant -- means a grant under § 9 which is designed to result in the issuance of the number of shares of Stock described in such grant rather than a payment in cash based on the Fair Market Value of such shares of Stock.
2.27    Stock Grant Certificate -- means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Grant or a Stock Unit Grant.
2.28    Stock Unit Grant -- means a grant under § 9 which is designed to result in the payment of cash based on the Fair Market Value of the number of shares of

Stock described in such grant rather than the issuance of the number of shares of Stock described in such grant.
2.29    Subsidiary -- means a corporation which is a subsidiary corporation (within the meaning of § 424(f) of the Code) of the Company.
2.30    Ten Percent Shareholder -- means a person who owns (after taking into account the attribution rules of § 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either the Company, a Subsidiary or Parent.
§ 3.
SHARES AND GRANT LIMITS
3.1    Shares Reserved. There shall (subject to § 13) be reserved for issuance under this Plan (a) 20,000,000 shares of Stock plus (b) the number of shares of Stock which remained available for issuance under each Preexisting Plan (including any shares with respect to which options or other awards have been granted if the shares underlying such options or other awards have not been issued as of the effective date of this Plan); provided, however, (c) no more than the number of shares of Stock described in § 3.1(a) shall be issued in connection with the exercise of ISOs.
3.2    Source of Shares. The shares of Stock described in § 3.1 shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by the Company. All shares of Stock described in § 3.1 shall remain available for issuance under this Plan until issued pursuant to the exercise of an Option or a Stock

Appreciation Right or issued pursuant to a Stock Grant, and any such shares of stock which are issued pursuant to an Option, a Stock Appreciation Right or a Stock Grant which are forfeited thereafter shall again become available for issuance under this Plan. Finally, if the Option Price under an Option is paid in whole or in part in shares of Stock or if shares of Stock are tendered to the Company in satisfaction of any condition to a Stock Grant, such shares thereafter shall become available for issuance under this Plan and shall be treated the same as any other shares available for issuance under this Plan.
3.3    Use of Proceeds. The proceeds which the Company receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of the Company.
3.4    Grant Limits. No Eligible Employee or Director in any calendar year shall be granted an Option to purchase (subject to § 13) more than 1,400,000 shares of Stock or a Stock Appreciation Right based on the appreciation with respect to (subject to § 13) more than 1,400,000 shares of Stock, and no Stock Grant or Stock Unit Grant shall be made to any Eligible Employee or Director in any calendar year where the Fair Market Value of the Stock subject to such grant on the date of the grant exceeds $3,000,000. No more than 700,000 non-forfeitable shares of Stock shall (subject to § 13) be issued pursuant to Stock Grants under § 9.
3.5    Preexisting Plan. No grants shall be made under any Preexisting Plan on or after the date this Plan becomes effective, but the terms of any grant made under a Preexisting Plan prior to the date this Plan becomes effective shall be interpreted under the terms of the Preexisting Plan under which such grant was made and not under this Plan. Each Preexisting Plan is hereby made a part of this Plan so that the shares available for issuance under this Plan may be issued in connection with grants made under any Preexisting Plan.
§ 4.
EFFECTIVE DATE
The effective date of this Plan shall be the date the shareholders of the Company (acting at a duly called meeting of such shareholders) approve the adoption of this Plan.
§ 5.
COMMITTEE
This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to § 14 and § 15 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Eligible Employee or Director and on each other person directly or indirectly affected by such action. Furthermore, the Committee as a condition to making any grant under this Plan to any Eligible Employee or Director shall have the right to require him or her to execute an agreement which makes the Eligible Employee or Director subject to non-

competition provisions and other restrictive covenants which run in favor of the Company.
§ 6.
ELIGIBILITY
Only Eligible Employees who are employed by the Company or a Subsidiary or Parent shall be eligible for the grant of ISOs under this Plan. All Eligible Employees and all Directors shall be eligible for the grant of Non-ISOs and Stock Appreciation Rights and for Stock Grants and Stock Unit Grants under this Plan.
§ 7.
OPTIONS
7.1    Committee Action. The Committee acting in its absolute discretion shall have the right to grant Options to Eligible Employees and to Directors under this Plan from time to time to purchase shares of Stock, but the Committee shall not (subject to § 13) take any action, whether through amendment, cancellation, replacement grants, or any other means, to reduce the Option Price of any outstanding Options absent the approval of the Company’s shareholders. The Committee may appoint a delegate and authorize such delegate to make grants of Options to Eligible Employees who are not “insiders” within the meaning of rule 16b-3 or “covered employees” under § 162(m) of the Code. Each grant of an Option to an Eligible Employee or Director shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, (a) if the Committee grants an ISO and a Non-ISO to an Eligible Employee on the same date, the right of the Eligible Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO and (b) if the only condition to exercise of the Option is the completion of a period of service, such period of service shall be no less than the one (1) year period which starts on the date as of which the Option is granted unless the Committee determines that a shorter period of service (or no period of service) better serves the Company’s interest.
7.2    $100,000 Limit. No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a Non-ISO. The Committee shall interpret and administer the ISO limitation set forth in this § 7.2 in accordance with § 422(d) of the Code, and the Committee shall treat this § 7.2 as in effect only for those periods for which § 422(d) of the Code is in effect.
7.3    Option Price. The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to an Eligible Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted.
7.4    Payment. The Option Price shall be payable in full upon the exercise of any Option and, at the discretion of the Committee, an Option Certificate can provide for the payment of the Option Price either in cash, by check or in Stock which has been held for at least 6 months and which is acceptable to the Committee, or through any cashless exercise procedure which is effected by an unrelated broker through a sale of Stock in the open market and which is acceptable to the Committee, or in any combination of such forms of payment. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the certificate for such Stock (or proper evidence of such certificate) is presented to the Committee or its delegate in such form as acceptable to the Committee.
7.5    Exercise.
(a)
Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option exercisable on or after the earlier of

(1)	the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Eligible Employee is a Ten Percent Shareholder on the date the Option is granted, or
(2)	the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO which is granted to an

Eligible Employee who is not a Ten Percent Shareholder on the date the Option is granted.
(b)
Termination of Status as Eligible Employee or Director. Subject to § 7.5(a), an Option Certificate may provide for the exercise of an Option after an Eligible Employee’s or a Director’s status as such has terminated for any reason whatsoever, including death or disability.

§ 8.
STOCK APPRECIATION RIGHTS
8.1    Committee Action. The Committee acting in its absolute discretion shall have the right to grant Stock Appreciation Rights to Eligible Employees and to Directors under this Plan from time to time. The Committee may appoint a delegate and authorize such delegate to make grants of Stock Appreciation Rights to Eligible Employees who are not “insiders” within the meaning of rule 16b-3 or “covered employees” under § 162(m) of the Code. Each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option.
8.2    Terms and Conditions.
(a)	Stock Appreciation Right Certificate. If a Stock Appreciation Right is granted independent of an Option, such Stock Appreciation Right shall be evidenced by a Stock Appreciation Right Certificate, and such certificate shall set forth the number of shares of Stock on which the Eligible Employee’s or Director’s right to appreciation shall be based and the SAR Value of each share of Stock. Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.
(b)
Option Certificate. If a Stock Appreciation Right is granted together with an Option, such Stock Appreciation Right shall be evidenced by an Option Certificate, the number of shares of Stock on which the Eligible Employee’s or Director’s right to appreciation shall be based shall be the same as the number of shares of Stock subject to the related Option, and the SAR Value for each such share of Stock shall be no less than the Option Price under the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Eligible Employee’s or Director’s right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Eligible Employee’s or Director’s right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.
(c)
Minimum Period of Service. If the only condition to exercise of a Stock Appreciation Right is the completion of a period of service, such period of service shall be no less than the one (1) year period which starts on the date as of which the Stock Appreciation Right is granted unless the Committee determines that a shorter period of service (or no period of service) better serves the Company’s interest.

8.3    Exercise. A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock on which the right to appreciation is based exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. An Eligible Employee or Director upon the exercise of his or her Stock Appreciation Right shall receive a payment from the Company in cash or in Stock issued under this Plan, or in a combination of cash and Stock, and the number of shares of Stock issued shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this § 8.3.
§ 9.
STOCK GRANTS
9.1    Committee Action. The Committee acting in its absolute discretion shall have the right to make Stock Grants and Stock Unit Grants to Eligible Employees and to Directors. The Committee may appoint a delegate and authorize such delegate to make Stock Grants and Stock Unit Grants to Eligible Employees who are not “insiders” within the meaning of rule 16b-3 or “covered employees” under § 162(m) of the Code. Each Stock Grant and each Stock Unit Grant shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the conditions, if any, under which Stock will be issued under the Stock Grant or cash will be paid under the Stock Unit Grant and the conditions under which the Eligible Employee’s or Director’s interest in any Stock which has been issued will become non-forfeitable.
9.2    Conditions.

(a)
Conditions to Issuance of Stock. The Committee acting in its absolute discretion may make the issuance of Stock under a Stock Grant subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Eligible Employees or Directors generally or for an Eligible Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Stock Grant shall be issued in the name of an Eligible Employee or Director only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by the Company pending the satisfaction of the forfeiture conditions, if any, under § 9.2(b) for the related Stock Grant.
(b)
Conditions on Forfeiture of Stock or Cash Payment. The Committee acting in its absolute discretion may make any cash payment due under a Stock Unit Grant or Stock issued in the name of an Eligible Employee or Director under a Stock Grant non-forfeitable subject to the satisfaction of one, or more than one, objective employment, performance or other condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Eligible Employees or Directors generally or for an Eligible Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such condition, if any, and the deadline, if any, for satisfying each such condition. An Eligible Employee’s or a Director’s non-forfeitable interest in the shares of Stock underlying a Stock Grant or the cash payable under a Stock Unit Grant shall depend on the extent to which he or she timely satisfies each such condition. If a share of Stock is issued under this § 9.2(b) before an Eligible Employee’s or Director’s interest in such share of Stock is non-forfeitable, (1) such share of Stock shall not be available for re-issuance under § 3 until such time, if any, as such share of Stock thereafter is forfeited as a result of a failure to timely satisfy a forfeiture condition and (2) the Company shall have the right to condition any such issuance on the Eligible Employee or Director first signing an irrevocable stock power in favor of the Company with respect to the forfeitable shares of Stock issued to such Eligible Employee or Director in order for the Company to effect any forfeiture called for under the related Stock Grant Certificate.
(c)
Minimum Period of Service. If the only condition to the forfeiture of a Stock Grant or a Stock Unit Grant is the completion of a period of service, such period of service shall be no less than the three (3) year period which starts on the date as of which the Stock Grant or Stock Unit Grant is made unless the Committee determines that a shorter period of service (or no period of service) better serves the Company’s interest.

9.3    Dividends, Voting Rights and Creditor Status.
(a)
Cash Dividends. Except as otherwise set forth in a Stock Grant Certificate, if a dividend is paid in cash on a share of Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall pay such cash dividend directly to such Eligible Employee or Director.

(b)
Stock Dividends. If a dividend is paid on a share of Stock in Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall hold such dividend Stock subject to the same conditions under § 9.2(b) as the related Stock Grant.

(c)
Other. If a dividend (other than a dividend described in § 9.3(a) or § 9.3(b)) is paid with respect to a share of Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the

Company shall distribute or hold such dividend in accordance with such rules as the Committee shall adopt with respect to each such dividend.
(d)
Voting. Except as otherwise set forth in a Stock Grant Certificate, an Eligible Employee or a Director shall have the right to vote the Stock issued under his or her Stock Grant during the period which comes after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable.

(e)
General Creditor Status. Each Eligible Employee and each Director to whom a Stock Unit grant is made shall be no more than a general and unsecured creditor of the Company with respect to any cash payable under such Stock Unit Grant.

9.4    Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be subject to a Stock Grant at such time as an Eligible Employee’s or a Director’s interest in such Stock becomes non-forfeitable under this Plan, and the certificate or other evidence of ownership representing such share shall be transferred to the Eligible Employee or Director as soon as practicable thereafter.
9.5    Income Tax Deduction.
(a)	General. The Committee shall (where the Committee under the circumstances deems in the Company’s best interest) either (1) make Stock Grants and Stock Unit Grants to Eligible Employees

subject to at least one condition related to one, or more than one, performance goal based on the performance goals described in § 9.5(b) which seems likely to result in the Stock Grant or Stock Unit Grant qualifying as “performance-based compensation” under § 162(m) of the Code or (2) make Stock Grants and Stock Unit Grants to Eligible Employees under such other circumstances as the Committee deems likely to result in an income tax deduction for the Company with respect such Stock Grant or Stock Unit Grant. A performance goal may be set in any manner determined by the Committee, including looking to achievement on an absolute or relative basis in relation to peer groups or indexes, and no change may be made to a performance goal after the goal has been set.
(b)
Performance Goals. A performance goal is described in this § 9.5(b) if such goal relates to (1) the Company’s return over capital costs or increases in return over capital costs, (2) the Company’s total earnings or the growth in such earnings, (3) the Company’s consolidated earnings or the growth in such earnings, (4) the Company’s earnings per share or the growth in such earnings, (5) the Company’s net earnings or the growth in such earnings, (6) the Company’s earnings before interest expense, taxes, depreciation, amortization and one-time charges or the growth in such earnings, (7) the Company’s earnings before interest and taxes or the growth in such earnings, (8) the Company’s consolidated net income or the growth in such income, (9) the value of the Company’s stock or the growth in such value, (10) the Company’s stock price or the growth in such price, (11) the Company’s return on assets or the growth on such return, (12) the Company’s cash flow or the growth in such cash flow, (13) the Company’s total shareholder return or the growth in such return, (14) the Company’s expenses or the reduction of such expenses, (15) the Company’s revenue growth, (16) the Company’s overhead ratios or changes in such ratios, (17) the Company’s expense-to-sales ratios or the changes in such ratios, or (18) the Company’s economic value added or changes in such value added.
(c)
Adjustments. When the Committee determines whether a performance goal has been satisfied for any period, the Committee where the Committee deems appropriate may make such determination using calculations which alternatively include and exclude one, or more than one, “extraordinary items” as determined under U.S. generally accepted accounting principles, and the Committee may determine whether a performance goal has been satisfied for any period taking into account the alternative which the Committee deems appropriate under the circumstances. The Committee also may take into account any other unusual or non-

recurring items, including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, and the cumulative effects of accounting changes and, further, may take into account any unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles or such other factors as the Committee may determine reasonable and appropriate under the circumstances (including, without limitation, any factors that could result in the Company’s paying non-deductible compensation to an Eligible Employee).
§ 10.
NON-TRANSFERABILITY
No Option, Stock Grant, Stock Unit Grant or Stock Appreciation Right shall (absent the Committee’s consent) be transferable by an Eligible Employee or a Director other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall (absent the Committee’s consent) be exercisable during an Eligible Employee’s or Director’s lifetime only by the Eligible Employee or Director. The person or persons to whom an Option or Stock Grant or Stock Unit Grant or Stock Appreciation Right is transferred by will or by the laws of descent and distribution (or with the Committee’s consent) thereafter shall be treated as the Eligible Employee or Director.

§ 11.
SECURITIES REGISTRATION
As a condition to the receipt of shares of Stock under this Plan, the Eligible Employee or Director shall, if so requested by the Company, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Furthermore, if so requested by the Company, the Eligible Employee or Director shall make a written representation to the Company that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to the Company an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required. Certificates or other evidence of ownership representing the Stock transferred upon the exercise of an Option or Stock Appreciation Right or upon the lapse of the forfeiture conditions, if any, on any Stock Grant may at the discretion of the Company bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.

§ 12.
LIFE OF PLAN
No Option or Stock Appreciation Right shall be granted or Stock Grant or Stock Unit Grant made under this Plan on or after the earlier of:
(1)
the tenth anniversary of the effective date of this Plan (as determined under § 4), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable and all Stock issued under any Stock Grants under this Plan have been forfeited or have become non-forfeitable, or

(2)
the date on which all of the Stock reserved under § 3 has (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan or the satisfaction of the forfeiture conditions, if any, on Stock Grants) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

§ 13.
ADJUSTMENT
13.1 Capital Structure. The grant caps described in § 3.4, the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Options and Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Stock Grants and Stock Unit Grants made under this Plan shall be adjusted by the Committee in a reasonable and equitable manner to preserve immediately after
(a)
any equity restructuring or change in the capitalization of the Company, including, but not limited to, spin offs, stock dividends, large non-reoccurring dividends, rights offerings or stock splits, or

(b)	any other transaction described in § 424(a) of the Code which does not constitute a Change in Control of the Company the aggregate intrinsic value of each such outstanding Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant immediately before such restructuring or recapitalization or other transaction.
13.2    Available Shares. If any adjustment is made with respect to any outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant under § 13.1, then the Committee shall adjust the number, kind or class (or any combination thereof) of shares of Stock reserved under § 3.1 so that there is a sufficient number, kind and class of shares of Stock available for issuance pursuant to each such Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant as adjusted under § 13.1 without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded. Furthermore, the Committee shall have the absolute discretion to further adjust such number, kind or class (or any combination thereof) of shares of Stock reserved under § 3.1 in light of any of the events described in § 13.1(a) and § 13.1(b) to the extent the Committee acting in good faith determinates that a further adjustment would be appropriate and proper under the circumstances and in keeping with the purposes of this Plan without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.
13.3    Transactions Described in § 424 of the Code. If there is a corporate transaction described in § 424(a) of the Code which does not constitute a Change in Control of the Company, the Committee as part of any such transaction shall have right to make Stock Grants, Stock Unit Grants and Option and Stock Appreciation Right grants (without regard to any limitations set forth under 3.4 of this Plan) to effect the assumption of, or the substitution for, outstanding stock grants, stock unit grants and option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such outstanding stock grants, stock unit grants and stock option and stock appreciation right grants. Furthermore, if the Committee makes any such grants as part of any such transaction, the Committee shall have the right to increase the number of shares of Stock available for issuance under § 3.1 by the number of shares of Stock subject to such grants without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.

13.4    Fractional Shares. If any adjustment under this § 13 would create a fractional share of Stock or a right to acquire a fractional share of Stock under any Option, Stock Appreciation Right or Stock Grant, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options or Stock Appreciation Right grants and Stock Grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this § 13 by the Committee shall be conclusive and binding on all affected persons.
§ 14.
CHANGE IN CONTROL
In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the Stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the Company’s outstanding voting power of the surviving entity (or its parent) following the consolidation, merger or reorganization or (iii) any transaction (or series of related transactions involving a person or entity, or a group of affiliated persons or entities) in which in excess of fifty percent (50%) of the Company’s outstanding voting power is transferred (“a Corporate Transaction”), then any surviving corporation or acquiring corporation shall assume any Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant (collectively “Stock Awards”) outstanding under the Plan or shall substitute similar stock awards (including an award to be settled in cash or to acquire the same consideration paid to the Stockholders in the Corporate Transaction for those outstanding under the Plan). In the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose employment or service with the Company has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full and, if applicable, be exercisable for a reasonable period of time immediately prior to the effective date of the Corporate Transaction, subject to the transaction occurring, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such event; provided, that (1) if any issuance or forfeiture condition described in a Stock Award relates to satisfying any performance goal and there is a target for such performance goal, such issuance or forfeiture condition shall be deemed satisfied under this § 14 only to the extent of such target unless such target has been exceeded before the effective date of the Corporate Transaction, in which event such issuance or forfeiture condition shall be deemed satisfied to the extent such target had been so exceeded, and (2) a Corporate Transaction shall affect a Stock Appreciation Right or Stock Unit Grant which is subject to § 409A of the Code only if the Corporate Transaction also constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company within the meaning of § 409A(a)(2)(A)(v) of the Code. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event.

§ 15.
AMENDMENT OR TERMINATION
This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, (a) no amendment shall be made absent the approval of the shareholders of the Company to the extent such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are listed and (b) no amendment shall be made to § 14 on or after the date of any Corporate Transaction which might adversely affect any rights which otherwise would vest on the related Change Effective Date. The Board also may suspend granting Options or Stock Appreciation Rights or making Stock Grants or Stock Unit Grants under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Option or Stock Appreciation Right granted or Stock Grant made before such suspension or termination unless (1) the Eligible Employee or Director consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company or a transaction described in § 13.1 or § 14.
§ 16.
MISCELLANEOUS
16.1    Shareholder Rights. No Eligible Employee or Director shall have any rights as a shareholder of the Company as a result of the grant of an Option or a Stock Appreciation Right pending the actual delivery of the Stock subject to such Option or Stock Appreciation Right to such Eligible Employee or Director. An Eligible

Employee’s or a Director’s rights as a shareholder in the shares of Stock which remain subject to forfeiture under § 9.2(b) shall be set forth in the related Stock Grant Certificate.
16.2    No Contract of Employment. The grant of an Option or a Stock Appreciation Right or a Stock Grant or Stock Unit Grant to an Eligible Employee or Director under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on an Eligible Employee or Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in this Plan or the related Option Certificate, Stock Appreciation Right Certificate, or Stock Grant Certificate.
16.3    Withholding. Each Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant shall be made subject to the condition that the Eligible Employee or Director consents to whatever action the Committee directs to satisfy the minimum statutory federal and state tax withholding requirements, if any, which the Company determines are applicable to the exercise of such Option or Stock Appreciation Right or to the satisfaction of any forfeiture conditions with respect to Stock subject to a Stock Grant or Stock Unit Grant issued in the name of the Eligible Employee or Director. No withholding shall be effected under this Plan which exceeds the minimum statutory federal and state withholding requirements.
16.4    Construction. All references to sections (§) are to sections (§) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Delaware. Each term set forth in § 2 shall, unless otherwise stated, have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular. Finally, if there is any conflict between the terms of this Plan and the terms of any Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate, the terms of this Plan shall control.
16.5    Other Conditions. Each Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate may require that an Eligible Employee or a Director (as a condition to the exercise of an Option or a Stock Appreciation Right or the issuance of Stock subject to a Stock Grant) enter into any agreement or make such representations prepared by the Company, including (without limitation) any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or a Stock Grant or provides for the repurchase of such Stock by the Company.
16.6    Rule 16b-3. The Committee shall have the right to amend any Option, Stock Grant or Stock Appreciation Right to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to an Eligible Employee or Director as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.
16.7    Coordination with Employment Agreements and Other Agreements. If the Company enters into an employment agreement or other agreement with an Eligible Employee or Director which expressly provides for the acceleration in vesting of an outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant or for the extension of the deadline to exercise any rights under an outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant, any such acceleration or extension shall be deemed effected pursuant to, and in accordance with, the terms of such outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant and this Plan even if such employment agreement or other agreement is first effective after the date the outstanding Option or Stock Appreciation Right was granted or the Stock Grant or Stock Unit Grant was made.
IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

INTERNAP NETWORK SERVICES CORPORATION By:__________________________________ Date:______________________